UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2011

HNI Corporation
(Exact name of registrant as specified in charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Lead Director

On May 10, 2011, the Board of Directors (the "Board") of HNI Corporation (the "Corporation") elected Ronald V. Waters, III, as Lead Director of the Corporation for a term of one (1) year, commencing May 10, 2011, or until his replacement is elected.  For his services as Lead Director, Mr. Waters will receive an annual retainer of $7,500 in addition to the annual retainer paid to Mr. Waters as a member of the Board.  Mr. Waters is a member of the Public Policy and Corporate Governance Committee of the Board and has been a Director of the Corporation since 2002.

Item 5.07           Submission of Matters to a Vote of Security Holders.

The Corporation held its 2011 Annual Meeting of Shareholders (the "2011 Annual Meeting") on May 10, 2011, to:  (i) elect four Directors to the Board; (ii) ratify the selection of PricewaterhouseCoopers LLP by the Corporation's Audit Committee (the "Audit Committee") as the Corporation's independent registered public accountant for the fiscal year ending December 31, 2011; (iii) hold an advisory vote on named executive officer compensation; and (iv) hold an advisory vote on the frequency of future advisory votes on named executive officer compensation.  As of March 11, 2011, the record date for the 2011 Annual Meeting, there were 44,876,272 outstanding shares of the Corporation's common stock, par value $1.00 per share, eligible to vote.

Proposal No. 1 – Election of Directors.  The Corporation's shareholders approved all four nominees for election to the Board for terms expiring at the Corporation's 2014 Annual Meeting of Shareholders with the number of votes cast for and against, abstentions and broker non-votes with respect to each of these individuals set forth below:

Director	For	Against	Abstain	Broker Non-Votes
Miguel M. Calado	36,073,513	479,329	221,242	4,276,590
Cheryl A. Francis	35,801,490	760,797	211,797	4,276,590
Larry B. Porcellato	35,940,723	596,807	236,554	4,276,590
Brian E. Stern	35,734,979	824,604	214,501	4,276,590

The Corporation's other Directors:  (i) Stan A. Askren, Gary M. Christensen and Ronald V. Waters, III, continue to serve as Directors for terms ending at the Corporation's 2012 Annual Meeting of Shareholders; and (ii) Mary H. Bell, James R. Jenkins, Dennis J. Martin and Abbie J. Smith continue to serve as Directors for terms ending at the Corporation's 2013 Annual Meeting of Shareholders.

Proposal No. 2 – Ratification of Audit Committee's Selection of PricewaterhouseCoopers LLP as Corporation's Independent Registered Public Accountant for Fiscal 2011.  The Corporation's shareholders ratified the Audit Committee's selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for the fiscal year ending December 31, 2011 with the number of votes cast for and against, abstentions and broker non-votes set forth below:

For	Against	Abstain	Broker Non-Votes
40,563,823	329,340	157,511	-0-

Proposal No. 3 – Advisory Vote on Named Executive Officer Compensation.  The Corporation's proposal, required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), requesting shareholders approve, on a non-binding advisory basis, a resolution approving the compensation of the Corporation's named executive officers as disclosed in the Corporation's Definitive Proxy Statement on Schedule 14A dated March 30, 2011 for the 2011 Annual Meeting, passed with the following vote:

For	Against	Abstain	Broker Non-Votes
30,974,751	4,739,854	1,059,479	4,276,590

Proposal No. 4 – Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation.  The Corporation's proposal, required by the Dodd-Frank Act, requesting shareholders vote, on a non-binding advisory basis, to determine whether future advisory shareholder votes on the compensation of the Corporation's named executive officers shall occur every one, two or three years, resulted in the following outcome:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
31,679,390	641,766	3,141,979	1,310,949	4,276,590

The Board considered the results of the non-binding shareholder vote regarding the frequency of future shareholder advisory votes on named executive officer compensation and, on May 10, 2011, following the 2011 Annual Meeting, adopted a resolution providing that an advisory vote on the compensation of the Corporation's named executive officers would be held annually until the next required vote on the frequency on such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION

Date: May 10, 2011	By:	/s/ Steven M. Bradford
Steven M. Bradford
Vice President, General Counsel and Secretary